Exhibit 10.1

Knight Transportation, Inc.
2012 Equity Compensation Plan
Policy and Administrative Rules
(Officer Grant Policy)

(March 14, 2014)

Pursuant to action taken by the Board of Directors of Knight Transportation, Inc. (the “Company”) effective as of March 14, 2014, the Company adopted the following policy and administrative rules (the “Policy”) governing long-term equity performance based grants of Restricted Stock Units (“RSUs”) made to executive officers and senior officers of the Company (collectively, “Officers”) under the Company’s 2012 Equity Compensation Plan (the “2012 Equity Plan”), which shall be applicable to the administration of Grants made to Officers under this Policy and the 2012 Equity Plan.

Recitals

A. The Company adopted, and the Company’s shareholders approved on May 17, 2012, the 2012 Equity Plan.

B. The 2012 Equity Plan was adopted, among other things, to provide incentives for employees to continue employment with the Company and to work for the long-term growth, development and financial success of the Company.

C. The 2012 Equity Plan authorizes the Company to issue Stock Grants (“Grants”), which may include Stock Options, Stock Appreciation Rights, Restricted Stock Grants, and RSUs.

D. Pursuant to Article 9 of the 2012 Equity Plan, the Compensation Committee of the Company’s Board of Directors (the “Committee”) is authorized to administer the 2012 Equity Plan and to adopt rules, policies, and procedures for the administration of the 2012 Equity Plan, which may include, among other things, the terms and conditions of each Grant, the terms and conditions of exercise, vesting, performance targets, and the nature and amount of any Grant.

E. The Committee has periodically established performance criteria, (usually based on consolidated revenue and consolidated earnings growth) in issuing Grants under the 2012 Equity Plan and the Committee desires to follow a more systematic approach to awarding RSU grants under the 2012 Equity Plan that will allow the Committee to establish performance goals consistent with the Company’s long-term growth and revenue objectives.

F. This Policy does not limit the right of the Committee to make Grants under the Plan that are not pursuant to this Policy.

G. The defined terms used herein shall have the same meanings as set forth in the 2012 Equity Plan, except as otherwise provided herein.

Policy

1. Eligible Participants.  The persons eligible to participate in Grants made under the 2012 Equity Plan pursuant to this Policy shall be the Company’s executive officers, and any other executive or senior officer specified by the Committee (individually and collectively, a “Participant”).

2. Grants and Performance Periods.  Grants to Participants will be made as RSUs that will provide an opportunity for the Participant to earn the issuance of the Company’s Stock over a 36 month performance period (the “Performance Period”).  The first Performance Period shall commence January 1, 2014, and shall end December 31, 2016.  Thereafter, successive new Performance Periods shall begin on January 1, of each calendar year following January 1, 2014.  The Committee, except for the initial Grant made under this Policy, shall establish the RSU Grant that constitutes the Tentative Award (as defined below) for each Participant not later than February 28 of the first year of each Performance Period, unless the Committee elects to extend the time for the Grant (the “Outside Grant Date”).

3. Determination of Grant.  For each Performance Period, not later than the Outside Grant Date, Participants shall be assigned an absolute dollar value as the target award, which will determine the amount of the initial RSU Grant (the “Dollar Target Value”), based upon the Committee’s analysis of market compensation data applicable to the Participant’s position with the Company and for comparable awards made to persons holding similar positions in the Peer Group.  (For example, the President might be assigned a Dollar Target Value of $150,000.)  The number of RSUs granted to a Participant shall be determined by dividing the Dollar Target Value awarded to the Participant by the Fair Market Value of the Company’s Stock as of the date of the Grant (the “Tentative Award”).  As part of the process for determining the Tentative Award, the Committee may vary the amount of the Tentative Award by decreasing the Dollar Target Value by up to 25% or increasing the Dollar Target Value up to 125%, based upon the Committee’s assessment of the performance of the Participant after the Committee’s consultation with the Chief Executive Officer, through the date of the Tentative Award.

4. Performance Matrix.  RSUs granted to a Participant as a Tentative Award for a Performance Period will not be determined until the completion of each Performance Period and will not be vested until the expiration of the Vesting Period (as defined below), and the actual number of RSUs finally awarded to a Participant, will not be finally determined, until the expiration of each Performance Period.  For the Performance Period ending December 31, 2016, and for each Performance Period ending thereafter, the number of shares of Stock issued to a Participant pursuant to the Tentative Award shall be based on the number of RSUs credited to the Participant based on the performance matrix set forth in Exhibit A (the “Performance Matrix”). A Participant’s award of RSUs upon the expiration of each Performance Period shall be determined as the Participant’s Tentative Award of RSUs multiplied by the percentage indicated by the intersection of the Revenue Growth row and the RONA column of the Performance Matrix (the “Pre-Peer Adjustment Award”).  The Pre-Peer Adjustment Award is subject to adjustment as provided in Section 5 below.  At the beginning of each Performance Period, the Committee may, in its discretion, elect to adjust the Performance Matrix by weighting Revenue Growth and RONA (each as determined under Section 10 below) achieved over the Performance Period to conform to internal Company performance objectives.  It is the intent of the Committee to establish performance goals that include a “stretch element,” but that are still attainable.  The Committee may make adjustments in the calculation of Revenue Growth and/or RONA as contemplated by Section 10(b) hereof.

5. Adjustments to RSUs Based on Performance Relative to Peer Group.  The Pre-Peer Adjustment Award earned by a Participant will be increased by up to 25%, if the total three-year compound annual total shareholder return (determined as provided in Section 10 below) (“TSR”) exceeds the 75% percentile of the Company’s Peer Group.  Conversely, the number of shares of Stock provided for in the Pre-Peer Adjustment Award will be decreased by up to 25% if the relative three-year compound TSR is below the 40th percentile of the Company’s Peer Group.  The increase or decrease in the RSUs shall be determined by multiplying the RSUs contemplated by the Pre-Peer Adjustment Award by the Award Leverage Percentage set forth in the Award Leverage Table set forth in Exhibit A, reflecting the Company’s TSR performance to its Peer Group.  The product of the foregoing calculation is the “Final Award”.  The Company’s Peer Group is set forth on Exhibit B hereto.

6. Vesting and Forfeiture.  Except as otherwise provided herein, the RSUs awarded to a Participant under the Final Award shall not be vested and shall be forfeited, if at any time before the second January 31 following the expiration of the Performance Period with respect to which the Final Award was earned (the “Vesting Period”) the Participant terminates employment for any reason.  The Committee, in its discretion, may authorize the issuance of Grants that provide that if a Participant terminates employment due to death, Disability, retirement with consent of the Company, or a Change of Control, a Participant will become fully vested in the RSUs designated in the Final Award (and the RSUs shall not be subject to forfeiture).  RSUs granted under the 2012 Equity Plan pursuant to this Policy shall not be entitled to dividends and shall have no voting rights.

7. Issuance of Stock.  The RSUs granted a Participant in a Final Award made pursuant to Sections 4 and 5 of this Policy, will, when vested, be issued to the Participant, in book entry form, as Stock.  The number of shares of Stock will equal the number of RSUs in the Final Award made to the Participant.  The Stock shall be subject to any conditions set forth in the Company’s agreement awarding the Participant the Grant.

8. Pro Ration of Awards.  If prior to the expiration of a Performance Period, a Participant dies, becomes Disabled, retires with consent of the Company, or a Change of Control occurs, the Participant’s Final Award shall be measured based on the Company’s performance determined under Sections 4 and 5 above achieved as of the last day of the calendar year in which the date of the Participant’s death, Disability, retirement with the consent of the Company, or a Change of Control occurs.  The Final Award, determined as described in the preceding sentence, will be paid as soon as practicable following the end of the calendar year, but not later than the 75th day after the close of the calendar year.  If a Participant experiences a Termination for Convenience or Termination for Good Reason and the Participant has completed not less than 12 calendar months of the Performance Period, the Participant’s Final Award shall be prorated following the expiration of the Performance Period by multiplying the number of RSUs earned by the Participant as of the expiration of the Performance Period  by a fraction, the numerator of which is the number of full calendar months that have expired during the Performance Period as of the date of the Participant’s Termination for Convenience or Termination for Good Reason and the denominator of which is 36.  Stock representing payment of the Final Award shall be distributed to the Participant as soon as practicable after the expiration of the Performance Period, but not later than 75 days after the expiration of the Performance Period.  Notwithstanding anything in the foregoing to the contrary, the Committee, in its discretion, shall have the right to select any other method of pro rating any Final Award.

9. Changes in Peer Group.  If there is a change in the Company’s Peer Group for purposes of making the TSR comparisons required by Section 5 of this Policy, the following principles shall be applied:

a. Bankruptcy.  If a Peer becomes bankrupt, the Peer will fall to the last position in the ranking of Peers, based upon TSR Peer performance.

b. Sale of Peer.  If a Peer is sold in the first half of a Performance Period, the Peer will be excluded.  If a Peer is sold in the second half of a Performance Period, the Peer will be included in the ending TSR, based on the Company’s closing price on the last trading day prior to the closing of the transaction.

c. Going Private.  If a Peer is taken private (ceases to be publicly owned) in the first half of a Performance Period, it will be excluded.  If a Peer is taken private in the second half of a Performance Period, it will be included in the Peer Group at the closing stock price based on the firm’s last trading day immediately prior to the time the Peer ceased to be publicly owned.

d. Changes in Peer Group.  If the number of companies in the Peer Group falls below five during a Performance Period, the Committee will add a new firm prospectively for the current Performance Period.  The Committee may change the composition of the Peer Group at the beginning of any Performance Period to reflect current competitive conditions.

10. Other Calculations.

a. Calculation of TSR. The TSR for the Company and for any Peer will be determined by compounding the annual rate of growth between the average stock price of each company considered in the Peer Group for the 60 trading days prior to the beginning of a Performance Period, to the average stock price of each company considered in the Peer Group for the final 60 trading days of the Performance Period, with dividends reinvested at the closing stock price of the applicable stock on the date declared.

b. Calculation of RONA and Revenue Growth.  RONA (return on net assets) of the Company will be calculated as the three-year average of RONA over the Performance Period.  RONA shall be calculated as the quotient by dividing the following:

Net Income
Total Assets

Revenue Growth will be determined based on a point to point compound growth in revenue, before trucking fuel surcharge (excluding any material acquisitions, but only for the year of acquisition) over each Performance Period.  The Committee shall have the right, in its sole discretion, to include or exclude extraordinary gains or losses, including, without limitation, making adjustments to the computation of RONA and Revenue Growth, as it deems appropriate, and to make any other adjustments necessary to the calculation of RONA and/or Revenue Growth necessary to avoid distortion of the performance intended to be measured by the Performance Matrix.

c. Rounding.  In making the calculations required by this Policy, decimal numbers equal to or greater than 0.5 shall be rounded up to the next highest whole number; decimal numbers less than 0.5 shall be rounded down to the next lowest whole number.

d. Other Adjustments.  New Company hires during any Performance Period will be eligible for participation in Grants made under this Policy as of the beginning of the next Performance Period, except as otherwise determined by the Committee.  Executives promoted to an eligible position will, if designated as a Participant, commence participation at the beginning of the next Performance Period.  The Committee, in its discretion, may take into account any factors the Committee believes to be appropriate in establishing the RSU award for any new Participant.

11. Definitions.

The following capitalized terms shall have the meanings stated below:

“Change of Control” means any of the following events:

(i) an acquisition of any voting securities of the Company (the “Voting Securities”) by any Person (as defined for purposes of Sections 13(d) or 14(d) of the Exchange Act of 1934, as amended (the “Exchange Act”)), other than any parent, subsidiary or affiliate of the Company, immediately after which such Person has Beneficial Ownership (as defined in Rule 13d-3 of the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities; provided, that in determining whether a Change of Control has occurred, (i) Voting Securities acquired by an employee benefit plan (or trust forming part of such a plan) and (ii) all Voting Securities acquired by any parent or subsidiary of the Company in connection with the reorganization of the Company pursuant to which the resulting Company continues to be controlled by the same shareholders, shall be disregarded (the transactions described in clauses (i) and (ii) are hereinafter called a “Non-Control Transaction”); or

(ii) individuals who, as of the date of this Policy, are members of the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute more than 50% of the members of the Company’s Board (excluding any director turnover resulting from death, disability, retirement, or regulatory order) in any 12 month period; provided that if a director is nominated by the Board and elected by the Company’s common stock holders, such newly elected director shall be treated as a member of the Incumbent Board; provided, further, that no individual shall be considered a member of the Incumbent Board if that individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 of the Exchange Act) or any other actual or threatened solicitation of proxies or consents on behalf of a person other than the Board (a “Proxy Contest”) including election by reason of any settlement of an Election Contest on Proxy Contest); or

(iii) upon approval by the stockholders of the Company, the merger, consolidation or reorganization of the Company (excluding any Non-Control Transaction) if the stockholders of the Company, immediately following the merger, consolidation or reorganization, directly or indirectly own less than 50% of the combined voting power of the Voting Securities of the corporation resulting from such merger, consolidation or reorganization; and no other Person, other than Persons who were shareholders of the Company immediately prior to the merger, consolidation or reorganization, have beneficial ownership of more than 25% of the Company’s outstanding Voting Securities.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because a Person’s Beneficial Ownership of the outstanding Voting Securities increased as a result of the acquisition of Voting Securities by the Company which, by reducing the number of the Company’s securities then outstanding, increases the proportional number of shares beneficially owned by existing Persons who are shareholders.

The provisions of this definition shall be construed to comply and be consistent with the definition of Change of Control set forth in Treasury Reg. 1.409A-3(g)(5), and in no event shall the amount of any payment made to a Participant on account of a Change of Control be accelerated at the election of the Company, or any other Person.

“Committee” has the meaning stated in Recital D.

“Disability” means a Participant’s inability, after the Company has extended any reasonable accommodation, to perform the duties of the position which the Participant was hired to perform, as certified by an independent qualified physician acceptable to the Company.  A Participant shall be presumed to be Disabled for purposes of this Policy if the Participant is determined to be Disabled under Social Security disability rules or the Participant is determined to be disabled under any applicable Company sponsored long-term disability plan.

“Exchange Act” has the meaning set forth in clause (i) of the definition of Change of Control herein.

“Final Award” has the meaning stated in Section 5.

“Incumbent Board” has the meaning set forth in clause (ii) of the definition of Change of Control herein.

“Non-Control Transaction” has the meaning stated in clause (i) of the definition of Change of Control herein.

“Officers” has the meaning set forth in the first paragraph of this Policy.

“Outside Grant Date” has the meaning stated in Section 2.

“Participant” has the meaning stated in Section 1.

“Peer” means any one of the companies listed on Exhibit B, as amended from time to time.

“Peer Group” means those companies described in Exhibit B, as amended from time to time.

“Performance Matrix” has the meaning set forth in Section 4 of this Policy.

“Performance Period” has the meaning set forth in Section 2 of this Policy.

“Policy” has the meaning set forth in the first paragraph hereof of this document.

“Pre-Peer Adjustment Award” has the meaning stated in Section 4.

“Proxy Contest” has the meaning set forth in clause (ii) of the definition of Change of Control herein.

“RSUs” has the meaning set forth in the first paragraph of this Policy.

“Revenue Growth” has the meaning stated in Section 10.b.

“RONA” has the meaning stated in Section 10.b.

“Stock” means the Company’s common stock, par value $0.01 per share, issued pursuant to RSUs awarded under the 2012 Equity Plan.

“Tentative Award” has the meaning set forth in Section 3 of this Policy.

“Termination for Cause” means termination of employment resulting from a Participant’s conduct that constitutes (i)  fraud, misappropriation, embezzlement, a theft with regard to the Company, or breach of any fiduciary duty (without regard to any criminal conviction) with respect to the Company or its Shareholders; (ii) substance abuse that materially impairs the Participant’s ability to perform his or her duties; or (iii) the negligent failure of a Participant to perform his material duties, insubordination, or conduct that is embarrassing to, brings disparagement upon or damages the goodwill of the Company.

“Termination for Convenience” means a Participant’s involuntary termination of employment by the Company for reasons other than a Termination for Cause.

“Termination for Good Reason”  means a Participant’s termination of employment resulting from (i) a Participant’s change of position, title, or responsibilities in a material manner so that he/she is no longer eligible to participate in Grants made under the 2012 Equity Plan pursuant to this Policy; or (ii) a Participant not being re-elected to an officer position that is eligible to participate in grants made under this Policy; or (iii) a Participant’s responsibilities have been materially reduced.

“TSR” has the meaning set forth in Section 5 of this Policy.

“2012 Equity Plan” has the meaning stated in the first paragraph of this Policy.

“Vesting Period” has the meaning set forth in Section 6 of this Policy.

“Voting Securities” has the meaning set forth in clause (i) of the definition of Change of Control herein.

12. Evidence of Grants; Conflicts. RSUs issued under the 2012 Equity Plan pursuant to this Policy shall be evidenced by a written grant agreement signed by the Company.  Each Grant agreement shall be subject to the terms and conditions of this Policy and the 2012 Equity Plan.  In the event of any conflict between any Grant agreement, this Policy, and the 2012 Equity Plan, the Policy and the 2012 Equity Plan shall control.

13. Administration.  This Policy shall be subject to the 2012 Equity Plan.  The Company shall administer this Policy in accordance with the terms of the 2012 Equity Plan and shall have all discretion, power, and authority granted the Committee by the 2012 Equity Plan.  Nothing in this Policy shall curtail or limit the authority of the Committee as described in the 2012 Equity Plan.  In the event of any conflict between this Policy and the 2012 Equity Plan, the 2012 Equity Plan shall control.

14. Amendment.  The Committee may amend, repeal or modify this Policy at any time, in any manner the Committee, in its sole discretion, determines to be appropriate; provided that Grants made pursuant to this Policy and the 2012 Equity Plan, once issued, may be amended only as provided by the Grant agreement.

15. No Vested Rights.  No Participant who receives a Grant made under this Policy shall have any vested rights, except as such rights may be set forth in the Grant agreement issued to the Participant designating the terms and conditions of the Grant and this Policy.

16. Grants.  In issuing Grants pursuant to this Policy, the Committee may include such terms and conditions as it, in its discretion, determines to be appropriate, including non-compete, non-solicitation and other covenants.

17. Registered Grants.  RSUs and Stock issued to a Participant under the 2012 Equity Plan and this Policy are subject to a registration statement on Form S-8, filed by the Company with the Securities and Exchange Commission on May 18, 2012.

18. Grants Subject to Other Company Policies.  All Grants made pursuant to the 2012 Equity Plan shall be subject to the Company’s general policies applicable to all employees, including, without limitation, the Company’s Pledging and Hedging Policy, Stock Trading Policy, and all other Company ethical policies.

EXHIBIT A
Performance Matrix1

Revenue Growth	Return on Net Assets (RONA)2
(Top line revenue growth year over year)	<y%	>y% to y%	>y% to y%	>y% to y%	>y% to y%	>y% to y%	>y%
<x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%	___%	___%	___%	___%	___%	___%	___%

Award Leverage Percentage

Relative Company TSR Percentile Rank to Peer3
	<y%	>y% to y%	>y% to y%	>y% to y%	>y% to y%	>y% to y%	>y%
Award Leverage	___%	___%	___%	___%	___%	___%	___%

______________________
1	Committee may decrease or increase the Tentative Award between __% to __% of the initial Tentative Award.
2	Return on net assets = Net Income/Total Assets
3	Committee will increase or decrease the Tentative Award earned based on the Relative Company TSR Percentile Ranking to Peers.

EXHIBIT B
(Peer Group)(1)

(1) As updated from time to time by the Committee.

Return to Form 10-Q